                                                                    EXHIBIT 3.17

                          CERTIFICATE OF INCORPORATION

                                       OF

                           JHK ACQUISITION CORPORATION

      1. The name of the corporation is:

            JHK Acquisition Corporation

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

      5. The Board of Directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

      6. The name and mailing address of the incorporator is:

            Steven J. Cox
            Science Applications International Corporation
            10260 Campus Point Drive, MS F-3
            San Diego, CA 92121

      7. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

     NAME               MAILING ADDRESS
     ----               ---------------
Steven J. Cox       10260 Campus Point Drive
                    San Diego, CA 92121

H. Thomas Hicks     10260 Campus Point Drive
                    San Diego, CA 92121

      8. The corporation is to have perpetual existence.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of January, 1994.

/s/ Steven J. Cox
-----------------
STEVEN J. COX

                    CERTIFICATE OF MERGER OF JHK & ASSOCIATES
                        INTO JHK ACQUISITION CORPORATION
                (Under Section 252 of the General Corporation Law
                            of the State of Delaware)

      JHK Acquisition Corporation hereby certifies that:

      1. The name and state of incorporation of each of the constituent corporations are:

            (a)   JHK & Associates, a California Corporation; and

            (b)   JHK Acquisition Corporation, a Delaware Corporation.

      2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by JHK & Associates, JHK Acquisition Corporation and Science Applications International Corporation, a Delaware corporation, in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation is JHK Acquisition Corporation. Upon the merger becoming effective, the name of the surviving corporation shall be changed to, and its new name shall be, JHK & Associates, Inc.

      4. The Certificate of Incorporation of JHK Acquisition Corporation shall be the Certificate of Incorporation of the surviving corporation.

      5.    The surviving corporation is a corporation of the State of Delaware.

      6. The executed Agreement and Plan of Merger is on file at the principal place of business of JHK Acquisition Corporation, at 10260 Campus Point Drive, San Diego, California 92121.

      7. A copy of the Agreement and Plan of Merger will be furnished by JHK Acquisition Corporation on request and without cost, to any stockholder of any constituent corporation.

      8. The authorized capital stock of JHK & Associates consists of 2,000,000 shares of common stock, par value $.10 per share.

      IN WITNESS WHEREOF, JHK Acquisition Corporation has caused this Certificate to be signed by H. Thomas Hicks, its President, and Attested to by Steven J. Cox, its Secretary, on April 1, 1994.

JHK ACQUISITION CORPORATION

By: /s/ H. Thomas Hicks
    -------------------
    H. Thomas Hicks, President

ATTEST:

By: /s/ Steven J. Cox
    -----------------
    Steven J. Cox, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             JHK & ASSOCIATES, INC.

      John M. Worthington hereby certifies that:

      1. He is the duly elected and acting President of JHK & Associates, Inc., a Delaware corporation.

      2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on January 21, 1994.

      3. This Certificate of Amendment to the Certificate of Incorporation has been duly approved by the Board of Directors of this corporation.

      4. This Certificate of Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the sole stockholder of this corporation.

      5. Article 1 to the Certificate of Incorporation of this corporation is hereby amended in its entirety to read as follows:

            "1. The name of the corporation is:

                        TransCore ITS, Inc."

      IN WITNESS WHEREOF, JHK & Associates, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and attested to by its Secretary this 1st day of February, 2000.

                                      JHK & ASSOCIATES, INC.

                                      /s/ John M. Worthington
                                      -----------------------
                                      John M. Worthington
                                      President

Attest:

By: /s/ Claudia F. Wiegand
    ----------------------
    Claudia F. Weigand
    Secretary